                         PENSION PLAN FOR EMPLOYEES OF

                             U.S. HEALTHCARE, INC.

                (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1989)

                     (As amended through December 31, 1994)

                               TABLE OF CONTENTS

Section                                                                                                    Page
-------                                                                                                    ----
         1.      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 (a)      "Accrued Benefit" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 (b)      "Active Member" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 (c)      "Administrative Committee" or "Committee" . . . . . . . . . . . . . . . . . . .    3
                 (d)      "Administrator" or "Plan Administrator" . . . . . . . . . . . . . . . . . . . .    3
                 (e)      "Annual Additions"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 (f)      "Board of Directors"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 (g)      "Break in Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 (h)      "Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 (i)      "Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 (j)      "Compensation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 (k)      "Disability"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 (l)      "Employee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 (m)      "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 (n)      "Fiduciary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 (o)      "Fund"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 (p)      "Group Annuity Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 (q)      "Hour of Service" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 (r)      "Insurance Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 (s)      "Investment Manager"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 (t)      "Leased Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (v)      "Member"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (w)      "Normal Retirement Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (x)      "Participating Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (y)      "Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (z)      "Plan Year" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (aa)     "Related Entity"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (bb)     "Restatement Effective Date"  . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (cc)     "Six Months of Service" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (dd)     "Social Security Taxable Wage Base" . . . . . . . . . . . . . . . . . . . . . .   13
                 (ee)     "Trust Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 (ff)     "Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 (gg)     "Valuation Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 (hh)     "Year of Service" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

         2.      ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (a)      ERISA Reporting and Disclosure by Administrator.  . . . . . . . . . . . . . . .   14
                 (b)      Committee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (c)      Multiple Capacities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (d)      Committee Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 (e)      Allocation of Fiduciary Responsibility. . . . . . . . . . . . . . . . . . . . .   16
                 (f)      Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

Section                                                                                                    Page
-------                                                                                                    ----
                 (g)      Fiduciary Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 (h)      Plan Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 (i)      Fiduciary Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 (j)      Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

         3.      PARTICIPATION IN THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 (a)      Initial Eligibility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 (b)      Commencement of Participation.  . . . . . . . . . . . . . . . . . . . . . . . .   21
                 (c)      Termination and Requalification.  . . . . . . . . . . . . . . . . . . . . . . .   21
                 (d)      Termination of Membership.  . . . . . . . . . . . . . . . . . . . . . . . . . .   22

         4.      PARTICIPATING COMPANY AND MEMBER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . .   23
                 (a)      Participating Company Contributions.  . . . . . . . . . . . . . . . . . . . . .   23
                 (b)      Forfeitures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 (c)      Allocation of Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 (d)      Member Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 (e)      Deductibility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

         5.      MAXIMUM CONTRIBUTION AND BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 (a)      Defined Contribution Limitation.  . . . . . . . . . . . . . . . . . . . . . . .   25
                 (b)      Combined Limitation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 (c)      Combined Limitation Computation.  . . . . . . . . . . . . . . . . . . . . . . .   27
                 (d)      Definition of "Compensation" for Code
                          Limitations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

         6.      ADMINISTRATION OF FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 (a)      Investment Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 (b)      Participant-Directed Investment . . . . . . . . . . . . . . . . . . . . . . . .   31
                 (c)      Funding Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 (d)      Valuations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 (e)      Allocation of Gain or Loss. . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 (f)      Appointment of Investment Manager.  . . . . . . . . . . . . . . . . . . . . . .   33

         7.      BENEFICIARIES AND DEATH BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                 (a)      Designation of Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                 (b)      Spousal Consent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                 (c)      Election Period.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 (d)      Written Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                 (e)      Beneficiary Priority List.  . . . . . . . . . . . . . . . . . . . . . . . . . .   38

         8.      BENEFITS FOR MEMBERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                 (a)      Retirement Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                 (b)      Death Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                 (c)      Disability Benefit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                 (d)      Termination of Employment Benefit . . . . . . . . . . . . . . . . . . . . . . .   40
                 (e)      Time of Forfeiture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

Section                                                                                                    Page
-------                                                                                                    ----
         9.      DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 (a)      Commencement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 (b)      Benefit Forms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                 (c)      Deferred Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                 (d)      Annuities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                 (e)      Required Annuity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                 (f)      Lump Sum Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                 (g)      Compliance with Code Requirements.  . . . . . . . . . . . . . . . . . . . . . .   51
                 (h)      Withholding.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                 (i)      Withdrawals of Member Contributions.  . . . . . . . . . . . . . . . . . . . . .   52
                 (j)      Transfers to Other Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

         10.     PARTICIPATION BY RELATED ENTITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                 (a)      Commencement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                 (b)      Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                 (c)      Single Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                 (d)      Delegation of Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

         11.     TITLE TO ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

         12.     AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                 (a)      Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                 (b)      Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                 (c)      Conduct on Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

         13.     LIMITATION OF RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                 (a)      Alienation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                 (b)      Qualified Domestic Relations Order Exception. . . . . . . . . . . . . . . . . .   59
                 (c)      Employment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

         14.     MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN
                 ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

         15.     TOP-HEAVY REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                 (a)      General Rule. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                 (b)      Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                 (c)      Maximum Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
                 (d)      Combined Benefit Limitation.  . . . . . . . . . . . . . . . . . . . . . . . . .   66
                 (e)      Vesting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
                 (f)      Minimum Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

         16.     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
                 (a)      Incapacity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
                 (b)      Reversions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
                 (c)      Employee Data.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
                 (d)      Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

Section                                                                                                    Page
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
                 (e)      Law Governing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
                 (f)      Pronouns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

                                                              SCHEDULE A

                            INCIDENTAL DEATH BENEFIT TABLES . . . . . . . . . . . . . . . . . . . . . . .    1

                         PENSION PLAN FOR EMPLOYEES OF

                             U.S. HEALTHCARE, INC.

                (Amended and Restated Effective January 1, 1989)


                 The Health Maintenance Organization of Pennsylvania, a subsidiary of United States Health Care Systems, Inc., adopted the Pension Plan for Employees of the Health Maintenance Organization of Pennsylvania, effective January 1, 1977. Effective January 1, 1984, the Pension Plan for Employees of the Health Maintenance Organization of Pennsylvania was adopted by United States Health Care Systems, Inc., and was renamed the Pension Plan for Employees of United States Health Care Systems, Inc. Effective January 1, 1985, the Pension Plan for Employees of United States Health Care Systems, Inc. was amended and restated in its entirety. Effective January 1, 1987, the name of United States Health Care Systems, Inc. was changed to U.S. Healthcare, Inc. (the "Company"), and the Pension Plan for Employees of United States Health Care Systems, Inc. was renamed the Pension Plan for Employees of U.S. Healthcare Inc. (the "Plan"). Effective January 1, 1989, the Plan was amended and restated in its entirety.

                 The Company hereby amends and restates the Plan, again effective January 1, 1989, subject to receipt of an Internal Revenue Service determination that the Plan continues to meet all applicable requirements of section 401(a) of the Code (as defined in subsection 1(h)) and that employer contributions thereto remain deductible under section 404 of the Code. However, the provisions contained in sections 5 and 15(a) of the Plan shall be effective as of January 1, 1987. In addition, those provisions of the Plan in effect prior to January 1, 1989 shall continue to be applicable to all persons who retired or otherwise terminated their service with the Company prior to January 1, 1989.

        1.       DEFINITIONS

                 (a) "Accrued Benefit" shall mean on any date of determination the value of a Member's share of the Fund, consisting of Participating Company contributions, Member contributions made prior to January 1, 1987, and earnings thereon.

                 (b)     "Active Member" shall mean a Member who is an Employee.

                 (c) "Administrative Committee" or "Committee" shall mean the individual or group of individuals designated pursuant to subsection 2(b) to control and manage the operation and administration of the Plan to the extent set forth herein.

                 (d) "Administrator" or "Plan Administrator" shall mean a plan administrator under ERISA. The Company shall be the "Administrator" unless the Board of Directors designates one or more individuals to serve as such.

                 (e) "Annual Additions" shall mean the sum for any Plan Year of (i) employer contributions, (ii) employee contributions, (iii) forfeitures and (iv) amounts described in sections 415(l)(1) and 419A(d)(2) of the Code which are allocated to the account of a Member under the terms of a plan subject to section 415 of the Code. "Annual Additions" shall include excess contributions as defined in section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in section 401(m)(6)(B) of the Code, regardless of whether such amounts are distributed or forfeited, but shall not include not excess deferrals as described in section 402(g) of the Code that are distributed to avoid a violation of section 402(g) of the Code.

                 (f) "Board of Directors" shall mean the Board of Directors of the Company.

                 (g) "Break in Service" shall mean any Plan Year in which a Member completes less than three months of service; provided, however, that if a Member completes more than 500 Hours of Service in such Plan Year, such Plan Year shall not constitute a Break in Service. Notwithstanding the foregoing, an Employee shall not incur a "Break in Service" during an authorized leave of absence for sickness, disability or any other reason according to a uniform rule if he returns to the employ of a Participating Company at the expiration of such leave of absence.

                 (h) "Code" shall mean the Internal Revenue Code of 1986, as amended, and as the same may be further amended from time to time.

                 (i) "Company" shall mean U.S. Healthcare, Inc., a Pennsylvania corporation.

                 (j) "Compensation" shall mean the total taxable income payable to an Employee for services by a Participating Company (including any bonuses, overtime compensation and short-term disability payments), plus salary reduction contributions under the U.S. Healthcare, Inc. Savings Plan and salary deferrals under a plan described in section 125 of the Code. "Compensation" shall not include non-qualified deferred compensation, the value of fringe benefits or perquisites, stock, stock options, or similar items. "Compensation" with respect to any Plan Year ending before January 1, 1994 shall be limited to $200,000 (or an increased amount resulting from a cost of living adjustment under subsection 415(d) of the Code). "Compensation" with respect to any Plan Year ending on or after January 1, 1994 shall be limited to $150,000 (or an increased amount resulting from a cost of living adjustment under subsection 415(d) of the Code). In determining the "Compensation" of an Employee for purposes of this limitation, the aggregation rules of section 414(q)(6) of the Code shall apply to any Employee who is a member of a family of a highly compensated employee as defined in section 414(q) of the Code in the group consisting of the 10 employees paid the highest compensation. However, in applying these rules the term "family" shall include only the spouse of the Employee and any living descendants of the Employee who had not yet attained age 19 before the close of the Plan Year. If as a result of the application of such rules the adjusted $200,000 or $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this subsection (i) prior to the application of this limitation.

                 (k) "Disability" shall mean a medically determinable physical or mental impairment of a permanent nature which prevents a Member from performing, on a full-time basis, his customary employment duties without endangering his health. Disability shall be determined by the Committee, in its absolute discretion, on the basis of such medical evidence as the Committee deems necessary or desirable.

                 (l) "Employee" shall mean each and every person employed by a Participating Company or a Related Entity and any Leased Employee deemed to be an Employee as provided in section 414(n) or (o) of the Code.

                 (m) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and as the same may be further amended from time to time.

                 (n) "Fiduciary" shall mean a person who, with respect to the Plan, (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan's assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.

                 (o)     "Fund" shall mean the assets of the Plan.

                 (p) "Group Annuity Policy" shall mean any group annuity policy or policies issued by an Insurance Company to the Company for purposes of funding the Plan.

                 (q)     "Hour of Service"

                         (i)      General Rule.  "Hour of Service" shall mean
each hour (A) for which an Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity. These hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective of when payment is made. The same hours shall not be credited under both (A) and (B) above. Furthermore, for purposes of crediting Hours of Service for eligibility to participate and vesting, service performed as a leased employee, within the meaning of section 414(n) of the Code, of a participating Company or a Related Entity shall be treated as service performed for the Participating Company or Related Entity. An entity is a Related Entity only during those periods in which it is included in a category described in this subsection.

                     (ii) Paid Absences. An Employee shall also be credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity on account of a period during which no duties are performed due to vacation, holiday, illness, incapacity, disability, layoff, jury duty or authorized leave of absence for a period not exceeding one year for any reason in accordance with a uniform policy established by the Committee; provided, however, not more than 501 Hours of Service shall be credited to an Employee under this sentence on account of any single, continuous period during which the Employee performs no duties; and, provided further, that no credit shall be given if payment (A) is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws or (B) is made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee.

                    (iii)         Maternity/Paternity.   For purposes of
subsection 1(g), an Employee shall also be credited with one Hour of Service for each hour that otherwise would normally have been credited to the Employee but during which such Employee is absent from work for any period (A) by reason of the Employee's pregnancy, (B) by reason of the birth of the Employee's child, (C) by reason of the placement of a child with such Employee in connection with an adoption of such child by such Employee or (D) for purposes of caring for a child for a period beginning immediately following birth or placement; provided that an Employee shall be credited with no more than 501 Hours of Service on account of any single continuous period of absence by reason of any such pregnancy, birth or placement; and, provided further, that Hours of Service credited to an individual on account of such a period of absence shall be credited only for the Break in Service computation period in which such absence begins if an Employee would otherwise fail to be credited with 501 or more Hours of Service in such computation period or, in any other case, in the immediately following computation period.

                     (iv) Military. An Employee shall also be credited with one Hour of Service for each hour during which the Employee is absent on active duty in the military service of the United States under leave of absence granted by a Participating Company or a Related Entity or when required by law, provided he returns to employment with the Participating Company or a Related Entity within 90 days after his release from active duty or within such longer period during which his right to reemployment is protected by law.

                         (v)      Miscellaneous.  For purposes of this
subsection 1(q), the regulations issued by the Secretary of Labor at 29 CFR
Section 2530.200b - 2(b) and (c) are incorporated by reference. Nothing herein shall be construed as denying an Employee credit for an Hour of Service if credit is required by separate federal law.

                     (vi) Equivalencies. If, for Plan purposes, an Employee's records are kept on other than an hourly basis as described above, the Committee, according to uniform rules applicable to a class of Employees, may apply the following equivalencies for purposes of crediting Hours of Service:

                                                          Credit Granted to Individual If
Basis Upon Which                                          Individual Earns One or More
Records are Maintained                                    Hours of Service During Period
----------------------                                    ------------------------------
Shift                                                     Actual hours for full shift
Day                                                       10  Hours of Service
Week                                                      45  Hours of Service
Semi-monthly Payroll Period                               95  Hours of Service
Months of Employment                                      190 Hours of Service


                 (r) "Insurance Company" shall mean any legal reserve life insurance company with which funds are deposited pursuant to a Group Annuity Policy to provide benefits under the Plan.

                 (s)      "Investment Manager" shall mean any Fiduciary who:

                    (i) has the power to manage, acquire, or dispose of any asset of the Plan:

                    (ii)          is:

                                  (A)      registered as an investment adviser
under the Investment Advisers Act of 1940;

                                  (B)      a bank, as defined in that Act; or

                                  (C)      an insurance company qualified to
perform services described in subsection 1(r)(i) above under the laws of more than one state; and

                    (iii) has acknowledged in writing that it is a Fiduciary with respect to the Plan.

                 (t) "Leased Employee" shall mean those individuals described in section 414(n)(2) of the Code employed by a Participating Company or a Related Entity; provided, however, if such individual employees constitute 20% or less of such non-highly compensated work force of the Company or a Related Entity, then the term "Leased Employees" means only those individuals who are not covered by a plan described in section 414(n)(5) of the Code.

                 (v) "Member" shall mean each and every Employee of a Participating Company who satisfies the requirements for participation under section 3 hereof and each other person who has an Accrued Benefit held under the Plan.

                 (w) "Normal Retirement Date" shall mean the date on which a Member attains age 65.

                 (x) "Participating Company" shall mean the Company and each Related Entity with respect to the Company which adopts this Plan pursuant to section 10.

                 (y) "Plan" shall mean the Pension Plan for Employees of U.S. Healthcare, Inc., a money purchase pension plan, as amended and restated and as set forth herein effective January 1, 1989, and as the same may be further amended from the to time.

                 (z) "Plan Year" shall mean the consecutive twelve-month period commencing on January 1st and ending on the following December 31st.

                 (aa) "Related Entity" shall mean (i) all corporations which are members with a Participating Company in a controlled group of corporations within the meaning of section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and (e)(3)(C) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a participating Company as determined by regulations promulgated under section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of section 414(m) of the Code and (iv) any entity required to be aggregated with a Participating Company by regulations under section 414(o) of the Code (to the extent provided in such regulations); provided, however, for purposes of section 5, the definition shall be modified to substitute the phrase "more than 50%" for the phrase "at least 80%" each place it appears in section 1563(a)(1) of the Code.

                 (bb) "Restatement Effective Date" shall mean January 1, 1989. This amended and restated plan incorporates all amendments through December 31, 1994.

                 (cc) "Six Months of Service" shall mean a consecutive six-month computation period specified in the Plan in which an Employee is employed by a Participating Company or a Related Entity.

                 (dd) "Social Security Taxable Wage Base" shall mean the contribution and benefit base applicable on the first day of the Plan Year under the system of old age, survivors and disability insurance established under Title II of the Social Security Act and the Federal Insurance Contribution Act.

                 (ee) "Trust Agreement" shall mean any agreement and declaration of trust executed under this Plan.

                 (ff) "Trustee" shall mean the corporate trustee or one or more individuals collectively appointed and acting under the Trust Agreement.

                 (gg) "Valuation Date" shall mean the last day of each calendar month in the Plan Year and each interim date on which the Administrative Committee determines that a valuation shall be made.

                 (hh) "Year of Service" shall mean a consecutive twelve-month computation period specified in the Plan in which an Employee is credited with 1,000 Hours of Service or more.

         2.      ADMINISTRATION OF THE PLAN

                 (a) ERISA Reporting and Disclosure by Administrator. The Administrator shall file all reports and distribute to Members and beneficiaries reports and other information required under ERISA or the Code.

                 (b) Committee. The Company, through its Board of Directors, may designate an Administrative Committee which shall have the authority to control and manage the operation and administration of the Plan. If the Company designates an Administrative Committee, the powers and duties of the Committee under the Plan shall be exercised by the Committee; otherwise such duties and powers shall be exercised by the Company. If the Committee consists of more than two members, it shall act by majority vote. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons and (ii) appoint agents, investment advisers, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. The Board of Directors may remove, with or without cause, the Committee or any Committee member. The Committee may remove, with or without cause, any delegate or adviser designated by it.

                 (c) Multiple Capacities. Any person may serve in more than one fiduciary capacity.

                 (d) Committee Powers. The responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

                      (i) the filing of all reports required of the Plan, other than those which are the responsibility of the Administrator;

                     (ii) the distribution to Members and beneficiaries of all reports and other information required of the Plan, other than reports and information required to be distributed by the Administrator;

                    (iii) the keeping of complete records of the administration of the Plan;

                     (iv) the promulgation of rules and regulations for the administration of the Plan consistent with the terms and provisions of the Plan and the Group Annuity Policy; and

                      (v) the interpretation of the Plan including the determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan.

The Committee's interpretation of the Plan and any actions and decisions taken in good faith by the Committee based on its interpretation shall be final and conclusive. The Committee may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.

                 (e) Allocation of Fiduciary Responsibility. The Board of Directors, the Administrator and the Committee possess certain specified powers, duties, responsibilities and obligations under the Plan. It is intended under this Plan that each be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA's rules of cofiduciary responsibility. In general:

                      (i) the Board of Directors is responsible for appointing and removing the Administrator and the Committee and for terminating the Plan;

                     (ii) the Committee is responsible for amending and administering the Plan, for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, for selecting an Insurance Company to issue a Group Annuity Policy with respect to the Plan, and selecting a Trustee to manage and control a portion of the Fund in accordance with the Trust Agreement, and for providing a procedure for carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA;

                    (iii) the Administrator is responsible for discharging the statutory duties of a plan administrator under ERISA and the Code; and

                     (iv) an Insurance Company issuing a Group Annuity Policy and/or a Trustee is responsible for the management and control of the portion of the Fund over which it has control to the extent provided in the Group Annuity Policy or the Trust Agreement.

                 (f) Claims. If, pursuant to the rules, regulations or other interpretations of the Plan, the Committee denies the claim of a Member or beneficiary for benefits under the Plan, the Committee shall provide written notice, within 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                      (i)         the specific reasons for such denial;

                     (ii) the specific reference to the Plan provisions on which the denial is based;

                    (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

                     (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto. If special circumstances require an extension of time for processing the claim, such extension shall be granted, not to exceed 90 days. No extension shall be allowed, however, unless within the initial 90 day period the claimant is sent a notice of extension indicating that special circumstances requiring the extension and specifying the date by which the Committee expects to render its final decision. A Member or beneficiary whose claim for benefit has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

                 (g) Fiduciary Compensation. A Committee member, delegate, or adviser who already receives full-time pay from a Participating Company or a Related Entity shall serve without compensation for his services as such, but he shall be reimbursed pursuant to subsection 2(h) for any reasonable expenses incurred by him in the administration of the Plan. A Committee member, delegate, or adviser who is not already receiving full-time pay from a Participating Company may be paid such reasonable compensation as shall be agreed upon.

                 (h) Plan Expenses. All expenses of administration of the Plan shall be paid out of the Fund unless paid by a Participating Company.

                 (i) Fiduciary Insurance. If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary, provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of a fiduciary obligation by such Fiduciary.

                 (j) Indemnification. The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Employee or who is an officer or director of any Participating Company or any Related Entity from any claim, damage, loss or expense, including litigation expenses and attorneys' fees, resulting from such person's service as a Fiduciary of the Plan; provided the claim, damage, loss or expense does not result from the Fiduciary's gross negligence or intentional misconduct.

         3.      PARTICIPATION IN THE PLAN

                 (a) Initial Eligibility. Each and every Employee who was participating in the Plan on the day before the Restatement Effective Date shall remain an Active Member. Each and every other Employee of a Participating Company shall become an Active Member on the first day of the Plan Year coincident with or next following the date on which he both completes Six Months of Service and attains age 20-1/2, provided he is then employed by a Participating Company. Notwithstanding the foregoing provisions of this subsection,

                      (i) no Employee whose terms and conditions of employment are determined by a collective bargaining agreement between employee representatives and a Participating Company shall be eligible to participate unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible to participate upon compliance with such provisions for eligibility and participation as such agreement shall provide;

                     (ii) no Employee who has selected, or in the future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him; and

                    (iii) no Leased Employee shall be eligible to participate in the Plan unless the participation of such Leased

Employee in the Plan is required so that the Plan meets the requirements of section 414(n)(3) of the Code.

                 (b) Commencement of Participation. An Employee shall become an Active Member as of the first day of the Plan Year next following the date on which he satisfies all applicable requirements and conditions of subsection 3(a).

                 (c)      Termination and Requalification.

                     (i) An Employee who has become a Member under subsection 3(a), who subsequently ceases to be an Employee and is later reemployed as an Employee shall again become an Active Member as of the date on which he first again completes an Hour of Service after being re-employed as an Employee; provided, however, if such Employee has had a Break in Service prior to being so re-employed this sentence shall apply only if he (1) had any nonforfeitable interest in his Accrued Benefit as of the date he ceased to be an Employee or (2) his consecutive Breaks in Service prior to being so re-employed are less than five.

                     (ii) If an individual is not an Employee on the date on which he would have otherwise become an Active Member under subsection
(a), he shall become an Active Member as of the date on which he first again completes an Hour of Service after becoming re-employed as an Employee; provided, however, if he has had a Break in Service prior to being so re-employed, he shall become an Active Member immediately only if (1) he had any nonforfeitable interest in his Accrued Benefit as of the date he first ceased to be an Employee or (2) his consecutive Breaks in Service prior to being so employed are less than five.

                 (d) Termination of Membership. An Employee who becomes an Active Member shall remain an Active Member as long as he is an Employee, and shall remain a Member as long as he has an Accrued Benefit held under the Plan.

         4.      PARTICIPATING COMPANY AND MEMBER CONTRIBUTIONS

                 (a) Participating Company Contributions. For each Plan Year each Participating Company shall contribute to the Fund, subject to the limits of Section 5, with respect to each Active Member who is credited with at least 1,000 Hours of Service during such Plan Year, an amount equal to the sum of 8% of such Active Member's Compensation plus the greater of (i) 5.7% or (ii) the percentage equal to the portion of the rate of tax under section 3111(a) of the Code (in effect as of the beginning of the Plan Year) which is attributable to old-age insurance, of such Active Member's Compensation in excess of the Social Security Taxable Wage Base. The aggregate required contribution shall be reduced by forfeitures for the Plan Year, which shall be applied as part of the contribution. The contribution so determined shall be allocated as provided in subsection 4(c). The contribution shall be paid on or before the later of the date (including any extensions thereof) on which the Company is required (i) to file its federal income tax return for its taxable year ended concurrent with the Plan Year or (ii) to pay such contribution to satisfy the minimum funding standards of the Code.

                 (b) Forfeitures. Accrued Benefits which have been forfeited during the Plan Year pursuant to the provisions of subsections 8(d) and 8(e) hereof shall be applied to decrease contributions required under subsection 4(a).

                 (c) Allocation of Contributions. As of the last day of the Plan Year, the contribution (including forfeitures applied to reduce the required contribution) for such Plan Year shall be allocated to the Accrued Benefits of Active Members in accordance with the amount contributed with respect to each such Active Member under subsection 4(a).

                 (d) Member Contributions. No Member contributions shall be made to the Plan.

                 (e) Deductibility. All Participating Company contributions are expressly conditioned on deductibility under the Code.

         5.      MAXIMUM CONTRIBUTION AND BENEFITS

                 (a) Defined Contribution Limitation. Notwithstanding anything in this Plan to the contrary, in no event shall the amount allocable to a Member from contributions to the Fund with respect to any Plan Year cause the Annual Additions allocated to any Member under this Plan plus the amount allocated to such Member (excluding earnings) under any other defined contribution plan maintained by a Participating Company or a Related Entity to exceed for any Plan Year the lesser of (i) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under subsection 415(b)(1)(A) of the Code for such Plan Year) or (ii) 25% of such Member's compensation (as defined in subsection 5(d)) for such Plan Year. If the amount otherwise allocable to a Member would exceed the amount described in the preceding sentence as a result of the reallocation of forfeitures, a reasonable error in estimating the Member's compensation, or such other circumstances as permitted by law, such amount allocated to such Member shall be reduced, after application of the corresponding limitation of any other defined contribution plan, by the amount of such excess to determine the actual amount of the contribution allocable to such Member with respect to such Plan Year.

                          (i)     While the Member remains covered by the Plan,
his excess contributions shall be held in a suspense account (which shall share in investment gains and losses of the Fund) by the Trustee or the Insurance Company until the following Plan Year (or any succeeding Plan Years), at which time such amounts shall be allocated to the Member's Account before any contributions are made on his behalf for such Plan Year; and

                          (ii)  When the Member ceases to be covered by the
Plan, his excess contributions, along with earnings thereon, held in the suspense account shall be allocated in the following Plan Year (or any succeeding Plan Years) to the Accounts of other Members.

                 (b) Combined Limitation. In addition to the limitation of subsection 5(a), if a Participating Company or a Related Entity maintains or maintained a defined benefit plan and the amount contributed to the Fund with respect to any Plan Year would cause the aggregate amount allocated to any Member under all defined contribution plans maintained by a Participating Company or a Related Entity to exceed the maximum allocation as determined in subsection 5(c), then the allocation with respect to such Member shall be reduced by the amount of such excess. The excess allocation shall be reallocated or held in a suspense account in accordance with subsection 5(a). To the extent feasible, the limitation of this subsection shall be applied to the Member's benefit payable from the defined benefit plan prior to reduction of the Annual Additions allocable to the Member under this Plan.

                 (c) Combined Limitation Computation. The maximum allocation is the amount of Annual Additions which may be allocated to a Member's benefit without permitting the sum of the defined benefit plan fraction (as hereinafter defined) and the defined contribution plan fraction (as hereinafter defined) from exceeding 1.0 for any Plan Year. The defined benefit plan fraction applicable to a Member for any Plan Year is a fraction, the numerator of which is the projected annual benefit of the Member under the plan determined as of the close of the Plan Year and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the maximum then permitted dollar amount of straight life annuity payable under the define benefit plan maximum benefit provisions of the Code as a benefit commencing at the Member's normal retirement age or (ii) the product of 1.4 multiplied by 100% of the Member's average compensation for the three consecutive years of participation in such defined benefit plan during which he received the greatest aggregate compensation from the Employer. For purposes of this subsection 5(c), a Member's projected annual benefit is equal to the annual benefit, expressed in the form of a straight life annuity, to which the Member would be entitled under the terms of the defined benefit plan based on the assumptions that (i) the Member will continue employment until reaching his normal retirement age (or current age, if later) at a rate of compensation equal to that for the Plan Year under consideration and (ii) all other relevant factors used to determine benefits under the plan for the Plan Year under consideration will remain constant for future Plan Years. The defined contribution plan fraction applicable to a Member for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions for all Plan Years allocated to the Member as of the close of the Plan Year and the denominator of which is the sum of the lesser, separately determined for each Plan Year of the Member's employment with a Participating Company or Related Entity, of (i) the product of 1.25 multiplied by the maximum dollar amount of Annual Additions which could have been allocated to the Member under the Code for such Plan Year or (ii) the product of 1.4 multiplied by the maximum amount, based on the Member's compensation, of Annual Additions which could have been allocated to the Member for such Plan Year.

                 (d) Definition of "Compensation" for Code Limitations. For purposes of the limitations on the allocation of Annual Additions to a Member and maximum benefits under a defined benefit plan as provided for in this section 5, "compensation" for a Plan Year shall mean the sum of amounts paid by a Participating Company or a Related Entity to the Member with respect to personal services rendered by the Member during the Plan Year plus (i) amounts received by the Member (A) through accident or health insurance or under an accident or health plan maintained or contributed to by a Participating Company or a Related Entity and which are includable in the gross income of the Member, (B) through a plan contributed to by a Participating Company or a Related Entity providing payments in lieu of wages on account of a Member's permanent and total disability, or (C) as a moving expense allowance paid by a Participating Company or a Related Entity and which are not deductible by the Member for federal income tax purposes; (ii) the value of a non-statutory stock option granted by a Participating Company or a Related Entity to the Member to the extent included in the Member's gross income for the taxable year in which it was granted; and (iii) the value of property transferred by a Participating Company or a Related Entity to the Member which is includable in the Member's gross income due to an election by the Member under section 83(b) of the Code. "Compensation" shall not include (i) contributions made by a Participating Company to a deferred compensation plan to the extent that, before application of the limitations of section 415 of the Code to that plan, such contributions are not includable in the Member's gross income for the taxable year in which contributed, (ii) Participating Company contributions made on behalf of a Member to a simplified employee pension plan to the extent they are deductible by the Member under section 219(b) of the Code, (iii) distributions from a deferred compensation plan (except from an unfunded nonqualified plan when includable in gross income), (iv) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (v) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option, and (vi) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Participating Company contributions towards the purchase of an annuity contract described in section 403(b) of the Code.

         6.      ADMINISTRATION OF FUNDS

                 (a) Investment Control. The management and control of the assets of the Plan shall be vested in the Insurance Company and/or Trustee under a Group Annuity Policy and/or a Trust Agreement, respectively, in accordance with the terms thereof, except as provided in subsection (b).

                 (b)      Participant-Directed Investment.

                          (i)  Effective as of December 31, 1992, the Insurance
Company and/or Trustee shall invest contributions paid to it and income thereon in such investment funds as each Member may select in accordance with this subsection. Such investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee.

                          (ii)  A Member shall select one or more of the
investment funds in which the portion of his Accrued Benefit held by the Trustee shall be invested, and the percentage thereof that shall be invested in each investment fund selected. A Member may amend such selection, effective as of such dates determined by the Committee or the Trustee, by giving prior notice to the Committee or the Trustee. Such amendments will be subject to the other requirements of this Subsection.

                          (iii)  By prior notice to the Committee or the
Trustee, a Member may transfer, effective as of such dates determined by the Committee or the Trustee, such portion of the value of his interest in any investment fund offered by the

Trustee to another investment fund offered by the Trustee, as may be permitted by the Committee and the Trustee.

                          (iv) Any designation or change in designation of
investment fund shall be made in accordance with uniform procedures established by the Trustee and approved by the Committee.

                          (v)  The amounts contributed by all Members to each
investment fund offered by the Trustee shall be commingled for investment purposes.

                          (vi)  Notwithstanding anything in this section to the
contrary, the Trustee may hold assets of the Fund and make distributions therefrom in the form of cash without liability for interest, if for administrative purposes it becomes necessary or practical to do so.

                 (c) Funding Policy. The Plan shall be funded through a Group Annuity Policy and/or a Trust Agreement. Any investment or other decisions reserved to the Company or the Insurance Company under a Group Annuity Policy or the Trustee under a Trust Agreement shall be made by the Committee.

                 (d) Valuations. The Fund shall be valued at fair market value as of each Valuation Date in accordance with valuation techniques applicable to each Group Annuity Policy and/or a Trust Agreement.

                 (e) Allocation of Gain or Loss. Any increase or decrease in the market value of the Fund since the preceding

Valuation Date, as computed pursuant to subsection 6(c), and all income collected, and expenses paid and realized profits and losses shall be added to or deducted from the Accrued Benefit of each Member in the ratio that each Member's Accrued Benefit at the prior Valuation Date bears to the total of all such Accrued Benefits.

                 (f) Appointment of Investment Manager. The Company may in its discretion appoint an Investment Manager to manage and control any portion of the assets of the Plan.

         7.      BENEFICIARIES AND DEATH BENEFITS

                 (a) Designation of Beneficiary. Each Member shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which such Member may be entitled hereunder in the event of the death of the Member prior to the complete distribution of such benefit by filing a written designation with the Committee on the form prescribed by the Committee. Such Member may thereafter designate a different beneficiary at any time by filing a new written designation with the Committee. Notwithstanding the foregoing, if a married Member designates a beneficiary other than his spouse and his spouse does not consent to such designation in writing in the manner prescribed in subsection 7(b), then the Member's spouse and the Member's designated beneficiary shall each receive a benefit based on 50% of the Member's Accrued Benefit.

                 (b)      Spousal Consent.

                          (i)     A Member may elect to waive the spouse's
benefit described in subsection (a) and in Article 9, subsection (b)(ii)(C) and elect to have his entire nonforfeitable interest in his Accrued Benefit paid in a single sum or installments pursuant to Article 9, subsections (b)(ii)(A) and
(B) to a beneficiary or beneficiaries that may or may not include his spouse. Any such election shall not be valid if the value of the nonforfeitable portion of the Member's Accrued Benefit exceeds $3,500 unless:

                                  (A)      the Member's spouse (or the spouse's
legal guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse consents not to receive the spouse's benefit described in Article 9, subsection (b)(ii)(C), and, if applicable, consents either to the specific beneficiary or beneficiaries designated by the Member or to the Member's right to designate any beneficiary or beneficiaries without further consent by the spouse; provided further that such instrument acknowledges the effect of the election to which the spouse's consent is being given and is witnessed by a member of the Committee or a notary public;

                                  (B)      the Member (1) establishes to the
satisfaction of the Committee that he has no spouse or his spouse cannot be located, or (2) furnishes a court order to the Committee establishing that the Member is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Member provides that the spouse's consent must be obtained; or

                                  (C)      the spouse has previously given
consent in accordance with this subsection and consented to the Member's right to designate any beneficiary without further consent by the spouse.

                     (ii) A spouse's consent given in accordance with subsection (b)(i) shall be irrevocable by the spouse with respect to the beneficiary then designated by the Member unless the Member makes a new beneficiary designation. The consent of a spouse in accordance with subsection
(b)(i) shall not be effective with respect to other spouses of the Member prior to the Member's benefit commencement date. Notwithstanding the foregoing, to the extent provided in a qualified domestic relations order (within the meaning of section 414(p) of the Code) the former spouse of the Member shall be treated as the spouse of the Member for purposes of this subsection and the current spouse of the Member shall not be treated as the Member's spouse for such purposes.

                 (c)      Election Period.

                      (i) The election under subsection (b)(i) may be made at any time prior to the earlier of the date of the Member's death or his benefit commencement date. In the case of a Member who makes such an election prior to the first day of the Plan Year in which he attains Age 35, such election shall become invalid as of such date, and in order to waive the spouse's benefit under subsection (b)(i), the Member must make a second election in accordance with subsection (b)(i) on or after such date.

                     (ii) An election to which paragraph (B) of subsection (b)(i) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Member's benefit commencement date.

                    (iii) Any written designation shall become effective only upon its receipt by the Committee.

                     (iv) If the beneficiary designated pursuant to subsections (a) and (b) should die on or before distribution of benefits and the Member fails to make a new designation, then his beneficiary shall be determined pursuant to subsection 7(e).

                 (d) Written Notice. With respect to the spouse's benefit described in subsection (a) and paragraph (C) of subsection 9(b)(ii), the Committee shall provide to each Member a written explanation of:

                      (i) the terms and conditions of such spouse's benefit;

                     (ii) the Member's and the spouse's rights to waive such benefit and the effect of such waiver;

                    (iii) the rights of the Member's spouse with respect to the Member's waiver of such benefit; and

                     (iv) the Member's right to revoke a waiver of such benefit and the effect of such revocation.

The written explanation described in this subsection (d) shall be provided once during the three-year period that begins on the first day of the Plan Year in which the Member becomes eligible to participate in the Plan, and once during the three-year period that begins on the first day of the Plan Year in which the Member attains Age 32 and ends with the close of the Plan Year preceding the Plan Year in which the Member attains Age 35. In the case of an individual who first becomes a Member after he has attained Age 35, such written notice shall be provided no later than one year after the date the individual first becomes a Member. With regard to a Member who ceases employment before attaining Age 35, such written notice shall be provided no earlier than one year before, and no later than one year after, the date the Member ceases employment.

                 (e) Beneficiary Priority List. If (i) a Member omits or fails to designate a beneficiary, (ii) no designated beneficiary survives the Member or (iii) the Committee determines that the Member's beneficiary designation is invalid for any reason, then the death benefits shall be paid to the Member's surviving spouse, or if the Member is not survived by his spouse, then to the Member's estate. If the Member's designated beneficiary dies after the Member but before distribution of benefits, then the death benefits shall be paid to the beneficiary's estate.

         8.      BENEFITS FOR MEMBERS

                 The following are the only benefits provided by the Plan:

                 (a)      Retirement Benefit

                      (i) Valuation. Each Active Member who retires on or after his Normal Retirement Date shall be entitled to a retirement benefit equal to 100% of the Member's Accrued Benefit as of the Valuation Date coincident with or preceding distribution on or after his Normal Retirement Date, plus any amounts contributed to his Accrued Benefit and minus any amounts deducted from his Accrued Benefit since such Valuation Date.

                     (ii) Late Retirement. A Member who continues employment beyond his Normal Retirement Date shall continue to participate in the Plan and be an Active Member. His Accrued Benefit shall become nonforfeitable upon his attaining his Normal Retirement Date.

                 (b)      Death Benefit

                      (i) Valuation. In the event of the death of an Active Member before actual retirement, 100% of the Member's Accrued Benefit on the Valuation Date coincident with or preceding distribution after his death, plus any amounts contributed to his Accrued Benefit and minus any amounts deducted from his Accrued Benefit since such Valuation Date, shall be paid, pursuant to sections 7 and 9, (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

                     (ii) Survivor Benefits. In the event of the death of a retired Member before complete distribution of his Accrued Benefit has been made to him, 100% of the undistributed balance of his vested Accrued Benefit, if any, shall constitute his death benefit and shall be distributed, pursuant to sections 7 and 9, (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

                 (c) Disability Benefit. In the event an Active Member suffers a Disability before actual retirement, 100% of the Member's Accrued Benefit on the Valuation Date coincident with or preceding distribution after his termination of employment due to Disability, plus any amounts contributed to his Accrued Benefit and minus any amounts deducted from his Accrued Benefit since such Valuation Date, shall constitute his Disability benefit.

                 (d)      Termination of Employment Benefit

                      (i) Valuation. In the event a Member separates from service with all Participating Companies and all Related Entities other than by reason of retirement on or after his Normal Retirement Date, Disability or death, the Member shall be entitled to receive a benefit equal to the nonforfeitable portion (as determined under the vesting schedule at subsection 8(d)(ii)) of the Member's Accrued Benefit on the Valuation Date coincident with or immediately preceding distribution under subsection 9(a), plus any amounts contributed to his Accrued Benefit and minus any amounts deducted from his Accrued Benefit since such Valuation Date.

                     (ii) Vesting Schedule. The nonforfeitable portion of a Member's Accrued Benefit is determined according to the following chart:

                                                                    NONFORFEITABLE
         YEARS OF SERVICE                                              PERCENTAGE
         ----------------                                            --------------
         Less than 3 years                                                     0%
         3 years or more                                                     100%


                    (iii)         Crediting Service.        For purposes of
subsection 8(d), the crediting of Years of Service shall be subject to the following rules:

                                  (A)  The computation period for determining
Years of Service or a Break in Service shall be the Plan Year.

                                  (B)  For purposes of subsection 8(d), a
Member shall receive credit for all Years of Service; provided, however, if a Member has five consecutive Breaks in Service and no nonforfeitable interest, then Years of Service prior to such Breaks in Service shall not be credited for any purpose.

                 (e) Time of Forfeiture. The nonvested portion of the Accrued Benefit of a Member shall be forfeited on the last day of the Plan Year in which the Member terminates employment with the Company. Forfeitures (and any earnings thereon) shall be applied to offset future required Participating Company contributions. In the event the Member again becomes an Employee prior to incurring five Breaks in Service, the forfeited amount of the Member's Accrued Benefit shall be restored without earnings.

         9.      DISTRIBUTION OF BENEFITS

                 (a) Commencement. The payment of benefits to a Member shall commence as soon after the Member's termination of employment as is administratively feasible, except as provided below.

                      (i) Consent Requirements. If the Member's nonforfeitable Accrued Benefit exceeds $3,500, (A) distribution of benefits shall not commence unless the Member consents to such distribution in writing and (B) if a Member is married, then distribution shall be subject to subsection 9(e). If the Member does not consent to distribution, then his Accrued Benefit shall be retained in the Fund until his Normal Retirement Date, at which time distribution of benefits shall commence. The Committee shall provide written notice to each Member who terminates employment prior to his Normal Retirement Date of the Member's right to defer distribution of benefits until his attainment of his Normal Retirement Date. Such notice shall be provided not less than 30 days nor more than 90 days before the date of any distribution that occurs prior to the earlier of the Member's death or his Normal Retirement Date, except that such notice may be furnished less than 30 days prior to the date of distribution if (A) the Committee or its designee informs the Member that the Member has the right for a period of at least 30 days after receiving such notice to consider whether to elect a distribution and the mode in which he desires such distribution to be made, (B) the Member, after receiving such notice, affirmatively elects a distribution, and (C) the Member elects a mode of distribution that is a single sum.

                     (ii) Cashouts. If the Member's nonforfeitable Accrued Benefit is $3,500 or less, distribution shall be made in one lump sum as soon after the Member's termination of employment as is administratively feasible. If the value of a Member's nonforfeitable Accrued Benefit is zero, the Member shall be deemed to have received a distribution of his entire nonforfeitable Accrued Benefit upon the Member's termination of employment.

                    (iii) Deferral Limitation. Notwithstanding subsection 9(a)(i), in no event shall the payment of benefits commence later than the sixtieth day after the close of the Plan Year in which the later of the following occurs:

                                  (A)      the Member's Normal Retirement Date;
or

                                  (B)      the Member's termination of
employment.

Furthermore, notwithstanding subsection 9(a)(iii)(B) or (C), distribution of a Member's benefits must commence on or before his required beginning date. A Member's required beginning date shall be the April 1st of the calendar year following the calendar year in which the Member attains age 70-1/2; provided, however, if a Member (1) attained age 70-1/2 before January 1, 1988 and (2) such Member was not a 5% owner (as defined in section 416 of the Code) at any time during the five Plan Years ending in the calendar year in which he attained age 70-1/2, then commencement of distribution of benefits may be postponed until the April 1st of the calendar year following the later of (1) the calendar year in which the Member attains age 70-1/2 or (2) the calendar year in which the Member retires.

                     (iv) Death Benefits. The payment of death benefits under the Plan shall commence at such time as the Member's beneficiary shall request, subject to the limitations of subsection 9(b)(ii).

                 (b)      Benefit Forms

                      (i) Retirement and Termination Benefits. Vested, Disability and retirement benefits not subject to lump sum cashout under subsection 9(a)(ii) shall be distributed as the Member shall elect, subject to subsections 9(e) and 9(g), in accordance with uniform rules established by the Committee, from the alternatives below:

                                  (A)      a straight life annuity for the
Member's life;

                                  (B)      a joint and survivor annuity with
the Member's spouse as contingent annuitant under which the monthly amount payable to the Member's spouse is at least 50% but not more than 100% of the monthly amount payable during the joint lifetime of the Member and his spouse;

                                  (C)      any other form of annuity available
under the Group Annuity Policy which is payable over the lifetime of the Member or the joint lifetime of the Member and a designated individual;

                                  (D)      a lump sum payment; or

                                  (E)      any combination of the foregoing.

If the Member elects a joint and survivor annuity under subsection 9(b)(i)(C), with a contingent annuitant who is not the Member's spouse, the percentage payable to the Member's contingent annuitant may not exceed the percentage set forth in Table I of Schedule A. If the Member elects any annuity with a period certain feature, the amount of the period remaining as of the year in which the Member attains or will attain age 70 1/2 may not exceed the number of years set forth in Table II of Schedule A.

                     (ii) Death Benefits. Death benefits shall be distributed in one lump sum within five years of the Member's date of death; provided, however,

                                  (A)      if payment of benefits commenced
before the Member's date of death, benefits shall be paid in accordance with the method of distribution then in effect or in such other form as the beneficiary elects provided payment is at least as rapid as under the method of distribution in effect on the Member's date of death;

                                  (B)      if any portion of the Member's
Accrued Benefit is payable to or for the benefit of a designated beneficiary such portion may be distributed over a period of time not exceeding the life expectancy of such beneficiary, provided distribution begins not later than one year after the date of the Member's death or such later date as applicable regulations under the Code may permit; or

                                  (C)      if the designated beneficiary
referred to in subsection 9(b)(ii)(B) is the Member's surviving spouse, (1) the date on which the distribution is required to begin shall not be earlier than the date on which the Member would have attained his Normal Retirement Date,
(2) the benefit amount will be used to purchase a straight life annuity for the spouse's life unless the spouse elects another form of benefit permitted under the Plan and (3) if the surviving spouses should die before distribution to such spouse begins, this subsection 9(b)(ii) shall apply as if the surviving spouse were the Member.

                 (c) Deferred Payments. If the payment of benefits is to be deferred, the net value of the benefit determined in accordance with the provisions of section 8 shall be retained in the Fund subject to the administrative provisions of the Plan.

                 (d) Annuities. If benefits are to be paid in a form of annuity under subsection 9(b)(i)(A), (B), (C) or (E), then the Committee shall direct that the Member's Accrued Benefit be applied to provide an appropriate nontransferable annuity contract reflecting the benefit election.

                 (e)      Required Annuity.

                      (i) Married Member. If a Member is married on the date on which benefit payments are to commence and his Accrued Benefit exceeds $3,500, benefits will be distributed in the form described under subsection 9(b)(i)(B) unless the Member, with the written consent of his spouse given in the manner prescribed below, elects an alternate form of settlement.
A Member may elect to receive an alternate form of settlement only if:

                                  (A)      his spouse (or the spouse's legal
guardian if the spouse is legally incompetent) executes a written instrument whereby such spouse consents not to receive the joint and survivor annuity described in subsection 9(b)(i)(B), consents to the specific optional mode elected by the Member or to the Member's right to choose any optional mode without any further consent by the spouse, and such instrument acknowledges the effect of the election to which the spouse's consent is being given and is witnessed by a member of the Committee or a notary public; or

                                  (B)      the Member (1) establishes to the
satisfaction of the Committee that his spouse cannot be located; or (2) furnishes a court order to the Committee establishing that the Member is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Member provides that the spouse's consent must be obtained; or

                                  (C)      the spouse has previously given
consent in accordance with this subsection and consented to the Member's right to choose any optional mode and to designate any beneficiary without further consent by the spouse.

The consent of a spouse in accordance with this subsection (e)(i) shall not be effective with respect to other spouses of the Member prior to the Member's benefit commencement date, and an election to which paragraph (B) of this subsection (e)(i) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Member's benefit commencement date. The consent of the Member and his spouse must be obtained not more than 90 days before the date distribution commences.

                     (ii) Written Notice. The Committee or its designee shall furnish to such Member a written notification of the availability of the election hereunder not more than 90 days nor less than 30 days before the Member's anticipated benefit commencement date, or if a Member notifies the Committee or its designee of his intent to terminate employment less than 90 days before the proposed benefit commencement date, as soon after the Member notifies the Committee or its designee as is administratively feasible. The notification shall explain:

                                  (A)      the terms and conditions of each
optional mode of payment, including information explaining the relative values of each mode of benefit, in accordance with applicable governmental regulations under section 401(a)(11) of the Code;

                                  (B)      the Member's right to elect an
optional mode of payment and the effect of such an election;

                                  (C)      the rights of the Member's spouse
with respect to the Member's election of certain optional modes of payment; and

                                  (D)      the Member's right to revoke an
election to receive an optional mode of payment and the effect of such revocation.

                    (iii)         Election Period.

                                  (A)      The Member may, within a period of
90 days after receipt of the written notification or such longer period as the Committee may uniformly make available, complete the election. If a Member requests additional information within 60 days after receipt of the notification of election, the minimum election period shall be extended an additional 60 days following this receipt of such additional information.

                                  (B)      The Member may revoke an election
not to take the joint and survivor annuity described in subsection 9(b)(i)(B) or choose again to take such annuity at any time or any number of times within the applicable election period. Such revocation shall not void any prospectively effective consent given by his spouse in connection with the revoked election.

                                  (C)      If a Member's spouse or other
designated beneficiary dies before the Member's benefit commencement date, but after an election of a joint and survivor annuity has been made hereunder, the election shall be automatically revoked. Any annuity contracts purchased as directed by the Committee to provide a joint and survivor annuity shall so provide.

                     (ii) Single Member. If a Member is not married on the date on which benefits are to commence and his nonforfeitable Accrued Benefit exceeds $3,500, benefits will be distributed in the form described under subsection 9(b)(i)(A) unless the Member elects an alternate form of settlement.

                 (f) Lump Sum Distributions. Benefits distributed in one lump sum shall be adjusted under subsection 6(d) on the Valuation Date coincident with or last preceding distribution.

                 (g) Compliance with Code Requirements. All forms of benefit distributions and required benefit commencement dates shall be subject to and in compliance with section 401(a)(9) of the Code and the regulations thereunder, including the minimum distribution incidental benefit requirement. The provisions of section 401(a)(9) of the Code and the regulations thereunder shall override any provision of the Plan inconsistent therewith.

                 (h) Withholding. All distributions under the Plan are subject to federal, state and local tax withholding as required by applicable law as in effect from time to time.

                 (i) Withdrawals of Member Contributions. A Member may withdraw amounts attributable to Member contributions made under the Plan as in effect prior to January 1, 1989, as of the last day of any calendar month by filing a written request with the Plan Administrator at least 30 days before the proposed withdrawal date. Any withdrawal with respect to assets held under any Group Annuity Policy or Trust Agreement shall be subject to such restrictions as may be contained under the terms of the Group Annuity Policy or Trust Agreement with respect to the withdrawal of funds thereunder.

                 (j)  Transfers to Other Plans.

                          (i)  Effective January 1, 1993, except to the extent
otherwise provided by section 401(a)(31) of the Code and regulations thereunder, if a Member entitled to receive a distribution from the Plan pursuant to this section, or a Member's former spouse entitled to receive a distribution pursuant to a qualified domestic relations order, who has selected a form of benefit pursuant to this section 9, directs the Committee or its designee to have the Insurance Company and/or Trustee transfer the amount to be distributed directly to:

                                  (A)  an individual retirement account
described in section 408(a) of the Code,

                                  (B)  an individual retirement annuity
described in section 408(b) of the Code (other than an endowment contract),

                                  (C)  a qualified retirement plan described in
section 401(a) of the Code, the terms of which permit the acceptance of rollover contributions, or

                                  (D)  an annuity plan described in section
403(a),

the amount to be distributed shall be so transferred.

                          (ii)  In addition, if a Member's surviving spouse is
entitled to receive a distribution from the Plan under section 7, and such spouse directs the Committee to have the Insurance Company and/or Trustee transfer the amount to be distributed directly to:

                                  (A)  an individual retirement account
described in section 408(a) of the Code, or

                                  (B)  an individual retirement annuity
described in section 408(b) of the Code (other than an endowment contract),

the amount to be distributed shall be so transferred.

                          (iii)  The Member, spouse or former spouse must
specify the name of the plan to which the Member, spouse or former spouse wishes to have the amount transferred, plus such other information as may be requested by the Committee, on a form and in a manner prescribed by the Committee.

                          (iv)  Subsections (i) and (ii) shall not apply to the
following distributions:

                                  (A)  any distribution of Member contributions,

                                  (B)  that portion of any distribution after
the Member's required beginning date described in section 9(a)(iii) that is required to be distributed to the Member by the minimum distribution rules of section 401(a)(9) of the Code,

                                  (C)      any distribution which is one of a
series of substantially equal payments over either a period that exceeds 10 years, or a period equal to the life expectancy of the Member or the joint life expectancy of the Member and his beneficiary, or

                                  (D)  such other distributions as may be
exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code.

         10.     PARTICIPATION BY RELATED ENTITIES

                 (a) Commencement. Any entity which is a Related Entity with respect to the Company may, with the permission of the Board of Directors, elect to adopt this Plan.

                 (b) Termination. The Company may, by action of the Board of Directors, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund. The withdrawal shall be effected by a duly executed instrument delivered to the Insurance Company and/or Trustee instructing it to segregate the assets of the Fund allocable to the Employees of such Participating Company and pay them over to the separate fund.

                 (c) Single Plan. The Plan shall at all times be administered and interpreted as a single plan for the benefit of the Employees of all Participating Companies.

                 (d) Delegation of Authority. Each Participating Company, by adopting the Plan, acknowledges that the Company has the right to amend the Plan, the Group Annuity Policy and the Trust Agreement.

         11.     TITLE TO ASSETS

                 No person or entity shall have any legal or equitable right or interest in the contributions made by the Participating Companies, or otherwise received into the Fund, or in any assets of the Fund, except as expressly provided in the Plan.

         12.     AMENDMENT AND TERMINATION

                 (a) Amendment. The Company reserves the right to amend the Plan at any time, in any manner, by action of the Committee. No amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries, and no amendment shall operate to deprive any Member of any rights or benefits accrued to him under the Plan prior to such amendment.

                 (b) Termination. The Company reserves the absolute right to terminate the Plan in whole or in part or discontinue contributions, for any reason, by action of its Board of Directors. Any such termination, partial termination or discontinuance of contributions shall be effected only upon condition that such action is taken as shall render it impossible for any part of the corpus of the Fund or the income therefrom to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries.

                 (c) Conduct on Termination. If the Plan is to be terminated at any time, the Company shall give written notice to the Trustee and the Insurance Company, which shall thereupon revalue the assets of the Fund and, after discharging any obligations of the Plan, determine the Accrued Benefits of the Members as of the date of termination or partial termination. Upon termination or partial termination the Accrued Benefits of Members affected thereby shall become fully vested and shall not thereafter be subject to forfeiture in whole or in part. The Committee shall instruct the Trustee and the Insurance Company to pay over to each affected Member his Accrued Benefit.

         13.     LIMITATION OF RIGHTS

                 (a) Alienation. None of the payments, benefits or rights of any Member shall be subject to any claim of any creditor of such Member and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Member. No Member shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinabove provided.

                 (b) Qualified Domestic Relations Order Exception. Subsection 13(a) shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of section 414(p) of the Code. Notwithstanding sections 8 and 9, distributions to an alternate payee pursuant to a qualified domestic relations order shall be made as soon as the Administrator approves the order as administratively feasible provided distribution is permitted under applicable provisions of the Code and the terms of the order.

                 (c) Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or any person whomsoever, any legal or equitable right against the Company, any Participating Company or the Committee, unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan or as giving any Member or Employee the right to be retained in the employ of any Participating Company. All Members and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

         14.     MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN
                 ASSETS

                 In the case of any Plan merger or Plan consolidation with, or transfer of assets or liabilities of the Plan to, any other plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).

         15.     TOP-HEAVY REQUIREMENTS

                 (a) General Rule. For any Plan Year in which the Plan is a top-heavy plan or included in a top-heavy group as determined under this section, the special requirements of this section shall apply. The Plan shall be a top-heavy plan (if it is not included in an "aggregation group") or a plan included in a top-heavy group (if it is included in an "aggregation group") with respect to any Plan Year if the sum as of the "determination date" of the "cumulative accounts" of "key employees" for the Plan Year exceeds 60% of a similar sum determined for all "employees", excluding "employees" who were "key employees" in prior Plan Years only.

                 (b) Definitions. For purposes of this section, the following definitions shall apply to be interpreted in accordance with the provisions of section 416 of the Code and the regulations thereunder.

                      (i) "Aggregation Group" shall mean the plans of a Participating Company or a Related Entity included below:

                                  (A)      each such plan in which a "key
employee" is a participant including a terminated plan in which a "key employee" is a participant within the five years ending on the "determination date";

                                  (B)      each other such plan which enables
any plan in subsection (A) above to meet the requirements of section 401(a)(4) or 410 of the Code; and

                                  (C)      each other plan not required to be
included in the "aggregation group" which the Company elects to include in the "aggregation group" in accordance with the "permissive aggregation group" rules of the Code if such group would meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                     (ii) "Cumulative Account" for any "employee" shall mean the sum of the amount of his accounts under this Plan plus all defined contribution plans included in the "aggregation group" (if any) as of the most recent valuation date for each such plan within a twelve-month period ending on the "determination date", increased by any contributions due after such valuation date and before the "determination date" plus the present value of his accrued benefit under all defined benefit pension plans included in the "aggregation group" (if any) as of the "determination date". For a defined benefit plan, the present value of the accrued benefit as of any particular "determination date" shall be the amount determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by a Participating Company, or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the Code, as of the most recent valuation date for the defined benefit plan, under actuarial equivalent factors specified therein, which is within a twelve-month period ending on the "determination date". For this purpose, the valuation date shall be the date for computing plan costs for purposes of determining the minimum funding requirement under section 412 of the Code. "Cumulative accounts" of "employees" who have not performed services for a Participating Company or a Related Entity for the five-year period ending on the "determination date" shall be disregarded. An "employee's" "cumulative account" shall be increased by the aggregate distributions during the five-year period ending on the "determination date" made with respect to him under any plan in the "aggregation group". Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the "aggregation group" shall be included in the "cumulative account" unless the transfer is initiated by the "employee" and made from a plan maintained by an employer which is not a Participating Company or a Related Entity.

                    (iii) "Determination Date" shall mean with respect to any Plan Year the last day of the preceding Plan Year.

                     (iv) "Employee" shall mean any person (including a beneficiary thereof) who has or had an accrued benefit held under this Plan or a plan in the "aggregation group" including this Plan at any time during the current or four preceding Plan Years. Any "employee" other than a "key employee" described in subsection 15(b)(v) shall be considered a "non-key employee" for purposes of this section 15.

                          (v)     "Key Employee" shall mean any "employee" or
former "employee" (including a beneficiary thereof) who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:

                                  (A)      an officer of a Participating
Company or a Related Entity whose compensation (as defined in subsection 5(d)) exceeds 150% of the dollar limitation in effect under section 415(c)(1)(A) of the Code, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or 10% of the "employees") have higher annual compensation;

                                  (B)      one of the ten persons employed by a
Participating Company or a Related Entity both having annual compensation (as defined in subsection 5(d)) greater than the limitation in effect under section 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of section 318 of the Code) the largest interests (but at least more than a 0.5% interest) in a Participating Company or any Related Entity. For purposes of this subsection (B), if two "employees" have the same interest, the one with the greater compensation shall be treated as owning the larger interest;

                                  (C)      any person owning (or considered as
owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of a Participating Company or a Related Entity or stock possessing more than 5% of the total combined voting power of such stock;

                                  (D)      a person who would be described in
subsection (C) above if 1% were substituted for 5% each place the same appears in subsection (C) above, and who has annual compensation of more than $150,000.

For purposes of determining ownership under this subsection, section 318(a)(2)(C) of the Code shall be applied by substituting 5% for 50%.

                 (c) Maximum Compensation. Compensation, as defined in subsection 1(j), in excess of $200,000 shall not be taken into account under the Plan for Plan Years beginning prior to January 1, 1989.

                 (d) Combined Benefit Limitation. For purposes of the calculation of the combined limitation of subsection 5(c), "1.0" shall be substituted for "1.25" each place the same appears in that subsection.

                 (e) Vesting. The schedule set forth in subsection 8(d)(ii) shall continue to apply to the Accrued Benefits of Members.

                 (f) Minimum Contribution. Minimum Participating Company contributions for a Member who is not a "key employee" shall be required in an amount equal to the lesser of 3% of compensation (as defined in subsection 5(d)) or the highest percentage of such compensation limited to $200,000 (or an increased amount resulting from a cost of living adjustment under section 415(d) of the Code) contributed for any "key employee".

For purposes of this subsection, employer social security contributions shall be disregarded. Each "non-key employee" of the Company who has not separated from service at the end of the Plan Year and who has satisfied the eligibility requirements of subsection 3(a) shall receive any minimum contribution provided under this section 15 without regard to (i) whether he is credited with 1,000 Hours of Service in the Plan Year or (ii) earnings level for the Plan Year. Furthermore, if an "employee" participates in both this Plan and a defined benefit plan maintained by a Participating Company or a Related Entity, the minimum benefit shall be provided under the defined benefit plan. If an "employee" participates in the Plan and another defined contribution plan maintained by a Participating Company or a Related Entity, the minimum benefit shall be provided under this Plan. Furthermore, if an "employee" participates both in this Plan and a defined benefit plan maintained by a Participating Company or a Related Entity, the minimum benefit shall be provided under the defined benefit plan.

         16.     MISCELLANEOUS

                 (a) Incapacity. If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may make payments to such person for his benefit, or apply the payments for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this subsection shall be a complete discharge of any liability to make such payment.

                 (b) Reversions. In no event, except as provided in this subsection, shall any amount contributed to the Plan by a Participating Company be returned to it.

                      (i) Mistake of Fact. In the case of a contribution made by a good faith mistake of fact, the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, shall be returned to the Participating Company making such erroneous contribution provided such return is made within one year after payment of the contribution to the Fund.

                     (ii) Deductibility. To the extent deduction of any contribution determined by the Company in good faith to be deductible is disallowed, the Trustee and the Insurance Company shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one year after the disallowance of the deduction. All contributions under the Plan are specifically conditioned upon their deductibility by the Participating Company for federal income tax purposes.

                    (iii) Limitation. No return of contribution shall be made under this subsection which adversely affects the Plan's qualified status under regulations, rulings or other published positions of the Internal Revenue Service or reduces a Member's Accrued Benefit below the amount it would have been had such contribution not been made.

                 (c) Employee Data. The Committee may require that each Employee provide such data as it deems necessary upon his becoming a Member in the Plan. Each Employee, upon becoming a Member, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for himself; his personal representatives, distributees, legatees, assigns, and beneficiaries.

                 (d) Interpretation. The Plan is a money purchase pension plan including a qualified, tax exempt trust under sections 401(a) and 501(a) of the Code. The Plan shall be interpreted in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.

                 (e) Law Governing. This Plan shall be construed, administered and applied in a manner consistent with the law of the Commonwealth of Pennsylvania except to the extent such law is superseded by ERISA.

                 (f) Pronouns. The use of the masculine pronoun shall be extended to include the feminine gender wherever appropriate.


                 IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its officers thereunto duly authorized, and its corporate seal to be affixed thereto, this 29th day of December, 1994.

                                          U.S. HEALTHCARE, INC.


                                            /s/ David F. Simon
                                          ------------------------------

                                          By: David F. Simon

                                          Title: Senior Vice President

                                   SCHEDULE A

                        INCIDENTAL DEATH BENEFIT TABLES



                                    TABLE I


         Excess of age of Member
         over age of contingent                     Applicable
         annuitant                                  percentage
         -----------------------                    ----------
                 10 years or less.....................100%
                 11................................... 96%
                 12................................... 93%
                 13................................... 90%
                 14................................... 87%
                 15................................... 84%
                 16................................... 82%
                 17................................... 79%
                 18................................... 77%
                 19................................... 75%
                 20................................... 73%
                 21................................... 72%
                 22................................... 70%
                 23................................... 68%
                 24................................... 67%
                 25................................... 66%
                 26................................... 64%
                 27................................... 63%
                 28................................... 62%
                 29................................... 61%
                 30................................... 60%
                 31................................... 59%
                 32................................... 59%
                 33................................... 58%
                 34................................... 57%
                 35................................... 56%
                 36................................... 56%
                 37................................... 55%
                 38................................... 55%
                 39................................... 54%
                 40................................... 54%
                 41................................... 53%
                 42................................... 53%
                 43................................... 53%
                 44 and greater....................... 52%





                                    Sch. A-1

                                    TABLE II


         Age of Member in
         calendar year
         Member attains
         age 70 1/2                                Maximum years remaining
         ---------------------                     -----------------------
                 70...................................26.2
                 71...................................25.3
                 72...................................24.4
                 73...................................23.5
                 74...................................22.7
                 75...................................21.8
                 76...................................20.9
                 77...................................20.1
                 78...................................19.2
                 79...................................18.4
                 80...................................17.6
                 81...................................16.8
                 82...................................16.0
                 83...................................15.3
                 84...................................14.5
                 85...................................13.8
                 86...................................13.1
                 87...................................12.4
                 88...................................11.8
                 89...................................11.1
                 90...................................10.5
                 91................................... 9.9
                 92................................... 9.4
                 93................................... 8.8
                 94................................... 8.3
                 95................................... 7.8
                 96................................... 7.3
                 97................................... 6.9
                 98................................... 6.5
                 99................................... 6.1
                100................................... 5.7
                101................................... 5.3
                102................................... 5.0
                103................................... 4.7
                104................................... 4.4
                105................................... 4.1
                106................................... 3.8
                107................................... 3.6
                108................................... 3.4
                109................................... 3.2
                110................................... 2.8





                                    Sch. A-2

                111................................... 2.6
                112................................... 2.4
                113................................... 2.0
                114................................... 2.0
                115 and older......................... 1.8





                                    Sch. A-3